                                EXHIBIT 3.38.1

                                                                  EXHIBIT 3.38.1

                           ARTICLES OF INCORPORATION
                                       OF
                 PAXSON COMMUNICATIONS OF MINNEAPOLIS-45, INC.


         The undersigned, acting as incorporator of PAXSON COMMUNICATIONS OF MINNEAPOLIS-45, INC., under the Florida Business Corporation Act, adopts the following Articles of Incorporation.


                                ARTICLE I.  NAME

         The name of the corporation is:

                          PAXSON COMMUNICATIONS OF MINNEAPOLIS-45, INC.


                              ARTICLE II.  ADDRESS

         The mailing address of the corporation is:

                          18401 U.S. Highway 19, North
                          Clearwater, Florida 34624


                    ARTICLE III.  COMMENCEMENT OF EXISTENCE

         The existence of the corporation will commence at 8:00 A.M. on the date of filing of these Articles of Incorporation.


                              ARTICLE IV.  PURPOSE

         The corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.


                         ARTICLE V.  AUTHORIZED SHARES

         The maximum number of shares that the corporation is authorized to have outstanding at any time is 10,000 shares of common stock having a par value of $.01 per share.

                ARTICLE VI.  INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the corporation is 18401 U.S. Highway 19 North, Clearwater, Florida 34624, and the name of the corporation's initial registered agent at that address is William L. Watson.


                    ARTICLE VII.  INITIAL BOARD OF DIRECTORS

         The corporation shall have one director initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than one. The name and street address of the initial director is:

                 Name                           Address

                 Lowell W. Paxson               700 Spottis Woode Lane
                                                Clearwater, Florida 34624


                          ARTICLE VIII.  INCORPORATOR

     The name and street address of the incorporator is:

                 Name                           Address

                 William L. Watson              18401 U.S. Highway 19, North
                                                Clearwater, Florida  34624

     The incorporator of the corporation assigns to this corporation his rights under Section 607.0201, Florida Statutes, to constitute a corporation, and he assigns to those persons designated by the board of directors any rights he may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.


                              ARTICLE IX.  BYLAWS

     The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

                             ARTICLE X.  AMENDMENTS

     The corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation.



              The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of Incorporation this 16 day of December, 1994.


                                               /s/ William L. Watson
                                             ----------------------------------
                                             William L. Watson, Incorporator

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.


     Pursuant to Chapter 48.091, Florida Statutes, the following is submitted:

     That PAXSON COMMUNICATIONS OF MINNEAPOLIS-45, INC., desiring to organize under the laws of the State of Florida with its initial registered office, as indicated in the Articles of Incorporation, at 18401 U.S. Highway 19, North, City of Clearwater, State of Florida, has named William L. Watson, as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

     Having been named to accept service of process for the corporation named above, at the place designated in this certificate, I agree to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and am familiar with, and accept, the obligations of that position.


                                           /s/ William L. Watson
                                        -----------------------------------
                                        William L. Watson, Registered Agent

                          ARTICLES OF AMENDMENT NO. 1
                      OF THE ARTICLES OF INCORPORATION OF
                 PAXSON COMMUNICATIONS OF MINNEAPOLIS-45, INC.


     Pursuant to Section 607.1002 and 607.1006 of the Florida Business Corporation Act, the Articles of Incorporation of Paxson Communications of Minneapolis-45, Inc. (the "Corporation"), are hereby amended according to these Articles of Amendment:

     FIRST:   The name of the Corporation is Paxson Communications of
Minneapolis-45, Inc.

     SECOND: Article I of the Articles of Incorporation is amended in its entirety to read as follows:

   "The name of the Corporation is Paxson Communications of St. Louis, Inc."

     THIRD:   The foregoing amendment was adopted by written consent of the sole shareholder of the Corporation, in accordance with Sections 607.1003(6) and 607.0704 of the Florida Statutes, on March 28, 1995 constituting a sufficient number of votes to approve the amendment.

     IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this instrument this 28th day of March, 1995.




                                      By:   /s/ Anthony L. Morrison
                                         --------------------------------------
                                      Its: Assistant Secretary
                                          -------------------------------------